STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT (the "Agreement") dated as of March 30, 1998, by and among DATA TRANSMISSION NETWORK CORPORATION, a Delaware corporation ("Buyer"), and the persons listed in Schedule 1 attached hereto (collectively, the "Sellers" and individually, a "Seller").

         WHEREAS, each Seller is the owner, beneficially and of record, of the number of shares of the Common Stock of Kavouras, Inc., a Minnesota corporation (the "Company"), set forth opposite his, her or its name on Schedule 1 attached hereto, and Sellers are the owners, in the aggregate, of all of the issued and outstanding capital stock of the Company; and

         WHEREAS, Buyer wishes to purchase from Sellers and Sellers wish to sell to Buyer all of the issued and outstanding capital stock of the Company upon and subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and agreements herein contained, Buyer and Sellers agree as follows:

                                    ARTICLE I
                                 SALE OF SHARES

         1.01 Sale of Shares. Subject to the terms and conditions herein stated, each Seller agrees to sell, assign, transfer and deliver to Buyer on the Closing Date (as defined herein), the respective shares of Common Stock of the Company set forth opposite his, her or its name on Schedule 1 attached hereto (the "Shares"), and Buyer agrees to purchase the Shares from Sellers on the Closing Date. The certificates representing the Shares shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank, by Sellers, with all signatures guaranteed by a state or national bank.

         1.02 Price. In full consideration for the purchase by Buyer of the Shares, Buyer shall pay to each Seller on the Closing Date, and each Seller agrees to accept from Buyer as the entire purchase price for such Seller's Shares, the amount set forth opposite such Seller's name in Schedule 1 attached hereto, being an aggregate amount of Sixteen Million Four Hundred Thousand Dollars ($16,400,000).

         1.03 Closing.  Subject to Section 7.01 hereof,  the sale referred to in
Section 1.01 (the "Closing") shall take place at the offices of Faegre & Benson, LLP, Minneapolis, Minnesota, on such date as the parties hereto shall by written instrument designate, but no later than ten (10) days after the later to occur of (i) the expiration or termination of all applicable waiting periods with respect to each of the antitrust filings referred to in Section 5.01(b) hereof (including any extensions thereof) or (ii) the receipt of all FCC approvals referred to in Section 5.01(c). Such time and date are herein referred to as the "Closing Date".

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                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         As of the date hereof (except as otherwise specified herein and except as set forth in the disclosure schedule accompanying this Agreement) (the "Disclosure Schedule") each Seller severally represents and warrants to Buyer as follows (provided, however, that each Seller so represents and warrants only with respect to that Seller and not with respect to any other Seller):

         2.01 Title to Stock.

         Each Seller (i) has good and valid title, beneficially and of record, to the respective Shares set forth opposite his, her or its name on Schedule 1 attached hereto, free and clear of all liens, encumbrances and rights of others,
(ii) is in rightful possession of duly and validly authorized and issued certificates evidencing his, her or its ownership of record of the Shares, (iii) has full right, power and authority to sell, transfer, convey and deliver to Buyer, in accordance with the terms of this Agreement, good and valid title, beneficially and of record, to all of such Shares being sold by such Seller to Buyer hereunder, free and clear of all liens, encumbrances and rights of others and (iv) does not own any other shares of capital stock of the Company other than the shares set forth opposite his, her or its name on Schedule 1 attached hereto and does not have the right to purchase or receive any additional shares of capital stock of the Company. Except for the sale to Buyer as contemplated by this Agreement, there are no outstanding options, warrants, calls or other rights to subscribe for or purchase or acquire any capital stock of the Company from the Sellers.

         2.02 Authority Relative to the Transactions Contemplated by this Agreement. Each Seller has all necessary power, capacity and authority (corporate or otherwise) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized on behalf of all Sellers and no other proceedings on behalf of Sellers are necessary to approve and authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sellers, and (assuming the valid execution and delivery of this Agreement by Buyer) constitutes a valid and binding agreement of Sellers, enforceable against Sellers in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

         2.03 Consents and Approval; No Violation. Neither the execution and delivery of this Agreement by Sellers, nor the consummation by Sellers of the transactions contemplated hereby, nor compliance by any Seller with the provisions hereof, will (i) conflict with or breach any trust agreement (or other similar governing documents) of any Seller; (ii) violate or breach a provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, any of the terms, covenants, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which any Seller is a party, or by which any Seller

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or any of their  respective  properties or assets may be bound,  except for such breaches or defaults which when considered together do not have a material adverse effect on the transactions contemplated by this Agreement or on the assets, liabilities, business or financial condition of the Company; or (iii)
assuming   compliance  with  all  antitrust  laws,   violate  any  order,  writ,
injunction,   decree,  judgment,   statute,  law  or  ruling  of  any  court  or
governmental authority applicable to any Seller or any of their material assets, except for violations which, when considered together, do not have a material adverse effect on the transactions contemplated by this Agreement or on the assets, liabilities, business or financial condition of the Company, taken as a whole.

         2.04 Brokers and Finders. No Seller has employed any broker or finder and no broker or finder is entitled to any brokerage fees, commissions or finder's fees arising from any act, representation or promise of any of them in connection with the transactions contemplated hereby.


                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         As of the date hereof, Buyer represents and warrants to Principal and Sellers as follows:

         3.01 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         3.02 Authority Relative to this Agreement. Buyer has all necessary power, capacity and authority (corporate or otherwise) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Buyer and no other proceedings on the part of Buyer or its stockholders are necessary to approve and authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and (assuming the valid execution and delivery of the Agreement by Sellers and Principal) constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

         3.03 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof, will (i) require Buyer to file or register with, notify, or obtain any permit, authorization, consent, or approval of, any governmental or regulatory authority except (A) for filings with the Federal Trade Commission ("FTC") and with the Antitrust Division of the United States Department of Justice (the "Antitrust Division") pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended (the "HSR Act") and the rules and regulations thereunder or (B) for those requirements which become applicable to Buyer as a result of the specific regulatory status of the Company or as a

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result of any other facts that specifically relate to the business activities in which the Company is or proposes to be engaged; (ii) conflict with or breach any provision of the Certificate of Incorporation or by-laws of Buyer; (iii) violate or breach any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any of the terms, covenants conditions or provisions of any note, bond mortgage, indenture deed of trust, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Buyer is a party, or by which Buyer or any of its properties or assets may be bound, except for such breach or default which would not have a material adverse effect on the transactions contemplated by this Agreement taken as a whole; or (iv) assuming compliance with all antitrust laws (including the HSR Act) violate any order, writ,
injunction,   decree,  judgment,   statute,  law  or  ruling  of  any  court  or
governmental authority applicable to Buyer or any of its material assets, which violation would have a material adverse effect on the transactions contemplated by this Agreement taken as a whole.

         3.04 Litigation; Compliance with Law. Buyer is not a party to any action or proceeding which seeks, or is subject to, any outstanding order, writ, injunction or decree, which restrains or enjoins consummation of the transactions contemplated hereby or which otherwise challenges the transactions contemplated hereby and (ii) there is no litigation, administrative, arbitral or other proceeding, or petition or complaint or, to the knowledge of Buyer, investigation before any court or governmental or regulating authority or body pending or, to the knowledge of Buyer, threatened against or relating to Buyer that would materially adversely affect Buyer's ability to perform its obligations pursuant to this Agreement.

         3.05 Brokers and Finders. Buyer has not employed any broker or finder and no broker or finder is entitled to any brokerage fees, commissions or finder's fees arising from any act, representations or promise of Buyer, in connection with the transactions contemplated hereby.

         3.06 Purchase for Investment. Buyer will acquire all of the outstanding stock of the Company to be purchased by it hereunder for its own account for investment and not with a view toward any resale or distribution thereof. Buyer understands that the Shares have not been registered under the Securities Act of 1933, as amended, or the securities laws of any states and, accordingly, the Shares may not be resold by Buyer unless registered under the 1933 Act and applicable state securities laws, or sold in transactions which are exempt from registration thereunder.

                                   ARTICLE IV
                            COVENANTS OF THE PARTIES

         4.01 Expenses. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the respective party that incurred such cost or expense.

         4.02 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement and except as otherwise provided herein, all of the parties hereto will use their reasonable best efforts to take, or cause to be taken, all

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action,  and to do,  or  cause to be  done,  all  things  necessary,  proper  or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement or to put Buyer in possession of all of the Shares of the Company or the Company in possession of all of its assets, each party to this Agreement will, or will cause its affiliates as the case may be, to take all such necessary action including, without limitation, the execution and delivery of such further instruments and documents as may reasonably be requested by the parties hereto for such purposes or otherwise to complete or perfect the transactions contemplated hereby.

         4.03 Consents. Each of the parties hereto will use its reasonable best efforts to obtain the written consents of all persons and governmental authorities required to be obtained by each such party and necessary to the consummation of the transactions contemplated by this Agreement.

         4.04 Disclosure Supplements. From time to time prior to the Closing, Sellers will promptly supplement or amend ("Disclosure Supplements") any Schedule referred to in this Agreement with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, such party determines would have been required to be set forth or described in a Schedule or which is necessary to correct any information in a Schedule or in any representation or warranty of any Seller which has been rendered inaccurate thereby. The representations and warranties of Sellers shall be amended by the Disclosure Supplements in all respects and for all purposes other than for the purposes of determining satisfaction of the conditions to Closing set forth in Article V.

         4.05 Public Announcements. Between the date of this Agreement and the earlier of the Closing Date or the termination of this Agreement pursuant to
Section 7.01 hereof, Trusts and Buyer will consult with each other before any of them issues any press releases or otherwise makes any public statements (including statements made to employees of the Company) with respect to this Agreement and the transactions contemplated hereby.

         4.06 Transfer Taxes. All transfer taxes (including all stock transfer taxes, if any) incurred in connection with this Agreement and the transactions contemplated hereby will be borne by the respective Sellers, and such Sellers will, at their own expense, file all necessary tax returns and other documentation with respect to all such transfer taxes, and, if required by applicable law, the other parties hereto will (and will cause the Company to) join in the execution of any such tax returns or other documentation.

         4.07 No Solicitation. Between the date of this Agreement and the earlier of the Closing Date or the termination of this Agreement pursuant to
Section 7.01 hereof, Sellers shall not initiate, solicit, encourage, or participate in, any discussions with, or provide any information to, any corporation, partnership, person, entity or group, other than Buyer and its employees and agents, concerning any merger, consolidation, sale of assets or similar transaction involving the Company, or any sale of Shares or capital stock of the Company, including securities convertible into or exchangeable for such securities, by the issuer (any such transaction being referred to herein as

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an "Acquisition  Proposal").  Sellers will suspend any pre-existing  discussions involving any Acquisition Proposal and will immediately advise Buyer if any Seller receives any Acquisition Proposal from any corporation, partnership, person, entity or group.

                                    ARTICLE V
                                   CONDITIONS

         5.01 Conditions to Each Party's Obligations to Effect the Transactions Contemplated Hereby. The respective obligations of each party hereto to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

         (a) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority, nor shall any action or proceeding brought by any governmental authority or agency be pending, which (i) prevents, restricts or delays or seeks to prevent, restrict or delay the consummation of the transactions contemplated by this Agreement or (ii) seeks a material amount of monetary damages in connection with the consummation of the transactions contemplated by this Agreement.

         (b) Sellers and Buyer and any other person (as defined in the HSR Act) required in connection with the transactions contemplated hereby to file a Notification and Report Form for Certain Mergers and Acquisitions with the Antitrust Division and the FTC pursuant to the HSR Act shall have made such filings and all applicable waiting periods with respect to each such filing (including any extensions thereof) shall have expired or been terminated.

         (c) Buyer and the Company shall have filed with the FCC all requisite applications in connection with the transfer of control of all FCC-licensed satellite earth station facilities, experimental FCC authorizations, and equipment authorizations currently held by the Company pursuant to the FCC Rules, and each such application shall have been approved by the FCC.

         (d) Each condition to closing set forth in that certain Agreement Regarding Stock Acquisition (the "Agreement Regarding Stock Acquisition") among Stephen P. Kavouras, Buyer and the trusts listed on Schedule 1 as Sellers, dated of even date herewith, shall have been fulfilled at or prior to Closing, or such condition shall have been waived by the party whose obligations under the Agreement Regarding Stock Acquisition were contingent upon such condition.

         5.02 Conditions to the Obligations of Sellers to Effect the Transactions Contemplated Hereby. The obligations of Sellers to effect the transactions contemplated hereby shall be further subject to the fulfillment at or prior to the Closing of each of the following conditions, any one or more of which may be waived in whole or in part by a majority of Sellers in writing:

         (a) Buyer shall have performed and complied in all material respects with all agreements, obligations, conditions and covenants contained in this Agreement required to be performed and complied with by it at or prior to the

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Closing  and all  representations  and  warranties  of Buyer  contained  in this
Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (as if the Closing Date was the date of this Agreement), and Sellers shall have received certificates to that effect signed by the President or any Vice President of Buyer together with such other documents, instruments and writings required to be delivered by Buyer at or prior to the Closing pursuant to this Agreement or otherwise reasonably required by Buyer in connection herewith.

         (b) Buyer shall have delivered to Sellers (i) a copy of the Certificate of Incorporation of Buyer, including all amendments thereto, certified by the Secretary of State of the State of Delaware and (ii) a certificate from the Secretary of the State of Delaware to the effect that Buyer is in good standing in such State.

         (c) No actions or proceedings which have a material likelihood of success shall have been instituted or, to the knowledge of Buyer, threatened by any governmental body or authority to restrain or prohibit any of the transactions contemplated hereby.

         (d) All material consents, waivers, authorizations, licenses and approvals, if any, necessary to permit Sellers to consummate the transactions contemplated by this Agreement shall have been received.

         (e) All documents and instruments to be delivered at Closing or otherwise in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to Sellers and their counsel.

         5.03 Conditions to the Obligations of Buyer to Effect the Transactions Contemplated Hereby. The obligations of Buyer to effect the transactions contemplated hereby shall be further subject to the fulfillment at or prior to the Closing of each of the following conditions, any one or more of which may be waived in whole or in part by Buyer in writing:

         (a) Sellers shall have performed and complied in all material respects with all agreements, obligations, conditions and covenants contained in this Agreement required to be performed and complied with by them at or prior to the Closing and all representations and warranties of Sellers set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as amended by any Disclosure Supplements as of the Closing Date (as if the Closing Date was the date of this Agreement), and Buyer shall have received certificates to that effect signed by Sellers, in the form attached hereto as Exhibit A, together with such other documents, instruments and writings required to be delivered by Sellers or by the Company at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith, provided, however, that if the Disclosure Supplements reveal a material change from the Schedules attached hereto at the date hereof that is unacceptable to Buyer, Buyer shall not be obligated to effect the transactions contemplated hereby.

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         (b) No action or  proceedings  which have a  reasonable  likelihood  of success shall have been instituted or, to the knowledge of Sellers, threatened by any governmental body or authority to restrain or prohibit any of the transactions contemplated hereby.

         (c) Each  party  hereto  shall have  received  all  material  consents, waivers, approvals, licenses or other authorizations required from any governmental or non-governmental entity for the execution, delivery and performance of this Agreement by the parties hereto.

         (d) No injunction or other court order requiring that any part of the business or assets of the Company be held separate or divested or that any business or assets of Buyer or any affiliate of Buyer be divested, or imposing or involving any conditions on Buyer or its affiliates or the Company, which could be reasonably expected to have a material adverse effect on the assets, liabilities, business, financial condition, prospects or results of operations of either Buyer or any affiliate of Buyer on the one hand, or the Company on the other hand, shall be in effect and no proceedings shall be pending by or before, or threatened in writing by or before, any governmental body or court of competent jurisdiction with respect thereto.

         (e) Other than as disclosed in the Disclosure Schedule, there shall not be in effect at the Closing Date any contractual provisions restricting the ability of the Company or any affiliate thereof to conduct any business or compete with any person or restricting the area in which it may conduct any business.

         (f) Buyer and its counsel shall have approved (which approval shall not be unreasonably withheld) (i) the form of stock power or other instruments of transfer to be delivered to Buyer at the Closing and (ii) all other documents and instruments to be delivered at the Closing or otherwise in connection with the transactions contemplated by this Agreement.


                                   ARTICLE VI
                          SURVIVAL AND INDEMNIFICATION

         6.01 Survival of Representations, Warranties and Covenants. All covenants and agreements of any party hereto set forth herein shall survive the Closing for the period provided for in such covenant or, if not so provided, for a period of one year. The representations and warranties set forth herein shall survive the Closing and shall remain in effect for a period of one year from the Closing Date.

         6.02 Post-Closing Indemnification. (a) From and after the Closing Date, Buyer shall defend, indemnify and hold harmless Sellers and their heirs, trustees, successors and assigns against and in respect of any and all losses, actions, suits, proceedings, claims, liabilities, damages, causes of action, demands, assessments, judgments, and investigations and any and all costs and expenses paid to third parties, including without limitation, reasonable attorneys' fees and expenses, suffered by any of them as a result of, or arising from, any inaccuracy in or breach of or omission from any of the representations or warranties made by Buyer in Article III of this Agreement or pursuant hereto,

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or any non-fulfillment,  partial or total, of any of the covenants or agreements made by Buyer in this Agreement to the extent not waived by Sellers in writing.

         (b) From and after the Closing Date, each Seller shall defend, indemnify and hold harmless the Buyer and its subsidiaries (including the Company) and each of their successors, assigns, officers, directors and employees (the "Buyer Indemnitee Group") against and in respect of any and all losses, actions, suits, proceedings, claims, liabilities, damages, causes of action, demands, assessments, judgments, and investigations and any and all costs and expenses paid to third parties, including without limitation, reasonable attorneys' fees and expenses suffered by any of them as a result of, or arising from, any inaccuracy in or breach of or omission from any of the representations or warranties made by such Seller in Article II of this Agreement or pursuant hereto, or any non-fulfillment, partial or total, of any of the covenants or agreements made by such Seller in this Agreement.

         (c) If a claim by a third party is made against an indemnified party, and if such party intends to seek indemnity with respect thereto under this
Article VI, the indemnified party shall promptly (and in any case within ten days of such claim being made) notify the indemnifying party of such claim, provided, however, that the failure to so notify the indemnifying party shall not discharge the indemnifying party of its obligations hereunder except that the indemnifying party shall not be liable for default judgments or any amounts related thereto if the indemnified party shall not have so notified the indemnifying party. Subject to the following sentence, the indemnifying party shall have thirty days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing (which is satisfactory to the indemnified party) the settlement or defense thereof, and the indemnified party shall cooperate with it in connection therewith (provided that the indemnifying party shall permit the indemnified party to participate in such settlement or defense through counsel chosen by the indemnified party, provided that the fees and expenses of such counsel shall be borne by the indemnified party) and the indemnifying party shall promptly reimburse the indemnified party for the full amount of any loss resulting from such claim and all related expenses as incurred by the indemnified party within limits of this Article VI. Notwithstanding anything herein to the contrary, the indemnified party shall have the right to conduct and control the defense of any such claim in the event that such claim (including a claim for equitable relief) or the continuation of such claim could reasonably be expected to materially adversely affect the business, results of operations, prospects or financial condition of the indemnified party or any of its affiliates, provided, however, that (i) in such event the indemnified party's selection of counsel shall be subject to the approval of the indemnifying party, which approval shall not be unreasonably withheld, and (ii) the indemnified party may not settle any claim for an amount in excess of $25,000 or consent to any settlement which imposes equitable remedies on the indemnifying party or its affiliates without the prior consent of the indemnifying party, which consent shall not be unreasonably withheld, unless the indemnified party agrees to waive any right to indemnity therefor by the indemnifying party. If the indemnifying party does not notify the indemnified party within thirty days after the receipt of the indemnified party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof or if the indemnifying party is not reasonably contesting the claim in good faith, the indemnified party shall have the right to contest, settle or compromise the claim in the exercise of its reasonable judgment, and

                                       9
all losses incurred by the indemnified party, including all fees and expenses of counsel for the indemnified party, shall be paid by the indemnifying party.

         (d) Claims for indemnification made under this Section 6.02 shall be made within a period of one year from the Closing Date.

         6.03 Limitation on Indemnification. (a) Notwithstanding the provisions of Section 6.02(a) hereof, Buyer shall not be obligated to indemnify and hold harmless Sellers until the aggregate of all claims for which indemnification is sought against Buyer under Section 6.02(a) of this Agreement and Section 6.02(b) of the Agreement Regarding Stock Acquisition exceeds, in the aggregate, Eighty Thousand Dollars ($80,000), and then only as to the amount by which aggregate claims thereunder exceed $80,000. Buyer's aggregate liability with respect to the indemnification contained in Section 6.02(a) of this Agreement and Section 6.02(b) of the Agreement Regarding Stock Acquisition shall not exceed $2,000,000, and each party hereto waives (on its own behalf, and on behalf of all indemnified persons named hereunder benefiting from such party's indemnification) any and all rights, claims and causes of action that it or such persons may have against the indemnifying party under such indemnification provisions to the extent such rights, claims and causes of action would or could result in aggregate liability of the indemnifying party in excess of $2,000,000.

         (b) Notwithstanding the provisions of Section 6.02(b) hereof, the aggregate liability under this Agreement of each Seller shall not exceed the amount set forth opposite such Seller's name in Schedule 1 attached hereto, being the purchase price for such Seller's Shares.

         (c) Except for liability provided for in Section 7.02(b) hereof and the remedy of specific performance provided for in Section 8.12 hereof, each party hereto acknowledges and agrees that his, her or its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this
Article VI. In furtherance of the foregoing, each party waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action that it may have against the other party arising under or based upon any federal, state or local statute, law, ordinance, rule or regulation, or arising under or based upon common law or otherwise, except to the extent provided in this Article VI.

                                   ARTICLE VII
                           TERMINATION AND ABANDONMENT

         7.01 Termination. This Agreement may be terminated at any time prior to the Closing:

         (a)  by the mutual consent of Buyer and a majority of Sellers; or

         (b) by either Buyer or a majority of Sellers if the Closing shall not have occurred on or before December 31, 1998 or such later date as may be agreed upon by Buyer, and a majority of Sellers; or

                                       10

         (c) upon the termination of the Agreement Regarding Stock Acquisition.

         7.02 Procedure and Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by any or all of the parties pursuant to Section 7.01, written notice thereof shall forthwith be given to the other parties to this Agreement and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

         (a) the parties hereto will promptly redeliver to the Sellers or Buyer, as the case may be, all documents, work papers and other materials of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof; and

         (b) no party hereto shall have any liability or further obligation to any other party to this Agreement pursuant to this Agreement except (i) with respect to Section 4.01, and (ii) solely with respect to terminations pursuant to Section 7.01(b), any party whose material breach of any covenant or agreement hereunder shall have resulted in the failure of the transactions contemplated by this Agreement to close, shall be liable for breach of contract or otherwise, to the extent provided by law (it being understood, however, that any matter set forth on a Disclosure Supplement hereunder shall not be construed as a breach or default of this Agreement); provided, however, that this subsection (b) (ii) shall not be construed to limit the remedies otherwise available with respect to such defaulting party.


                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

         8.01 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of Buyer and Sellers.

         8.02 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 8.02.

         8.03 No Third Party Beneficiaries. Except as provided in this Agreement, nothing in this Agreement shall confer any rights upon any person or entity which is not a party or a permitted assignee of a party to this Agreement.

                                       11

         8.04 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by cable, telegram or telex, telecopy, courier, express mail delivery service, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

         (a) if to Sellers, to their respective addresses set forth on Schedule 1 of this Agreement;

         (b)      if to Buyer, to:

                  Data Transmission Network Corporation
                  9110 West Dodge Road
                  Suite 200
                  Omaha, Nebraska  68114
                  Attn: Greg T. Sloma, President
                  Facsimile:  (402) 390-7188

                  with a copy to:
                  Abrahams Kaslow & Cassman
                  8712 West Dodge Road
                  Suite 300
                  Omaha, Nebraska  68114
                  Attn: R. Craig Fry
                  Facsimile:  (402) 392-0816

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

         8.05 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties, except as provided in Section 8.13.

         8.06 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by the law of the State of Nebraska as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies without giving effect to the principles of choice of law thereof.

         8.07 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                       12

         8.08 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

         8.09 Entire Agreement. This Agreement, including the Exhibits hereto and the agreements (including the Agreement Regarding Stock Acquisition), documents, schedules, certificates and instruments referred to herein embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such transactions.

         8.10  Certain Definitions.

         (a) An "affiliate" of a person shall mean any person which, directly or indirectly, controls, is controlled by, or is under common control with, such person.

         (b) The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

         (c) The term "person" shall mean and include an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

         (d)   The term "day" shall mean a calendar day unless otherwise stated.

         (e) The term "subsidiary" when used in reference to any other person shall mean any corporation of which outstanding securities having ordinary voting power to elect a majority of the Board of Directors of such corporation are owned directly or indirectly by such other person.

         (f) Whenever any representation or warranty contained in this Agreement is qualified by reference to the knowledge, information or belief of a party, such party confirms that it has made due and diligent inquiry as to the matters that are the subject of such representation and warranty.

         8.11 Severability. The parties hereto acknowledge that the provisions of this Agreement are reasonable under the circumstances. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

                                       13

         8.12 Specific Performance. Each of the parties hereto acknowledges and agrees that the other parties hereto would be irreparably damaged in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, each of the parties hereto agrees that they each shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having personal and subject matter jurisdiction, in addition to any other remedy to which such party may be entitled at law or in equity. In the event of any action or proceeding to enforce the terms and conditions of this Agreement, the prevailing party shall be entitled to an award of reasonable attorneys' and expert's fees and costs in addition to such other relief as may be granted.

         8.13 Effectiveness. This Agreement shall not become effective unless all Sellers named herein (other than Paul Post and his spouse) have executed and delivered this Agreement prior to the Closing. If Paul Post does not become a party prior to Closing, then the aggregate purchase price for the Shares shall be reduced by the amount set forth opposite his name on Schedule 1 attached hereto and, at the option of Buyer in its sole discretion, Buyer may assign this Agreement to a wholly-owned subsidiary of Buyer immediately prior to Closing; provided, however, that such assignment shall not release Buyer from any of its obligations and liabilities under this Agreement.

         IN WITNESS WHEREOF, Sellers and Buyer have signed, or caused this Agreement to be signed by their respective representatives, as the case may be, as of the date first above written.

                                          DATA TRANSMISSION NETWORK
                                          CORPORATION


                                          By: /s/ Greg T. Sloma
                                              ----------------------------
                                              Greg T. Sloma, President


                                          STEPHEN P. KAVOURAS REVOCABLE
                                          TRUST UNDER AGREEMENT DATED
                                          SEPTEMBER 13, 1995

                                          By: /s/ Stephen P. Kavouras, Trustee
                                              --------------------------------
                                              Stephen P. Kavouras, Trustee
                                       14

                                          IRREVOCABLE GST TRUST FOR STEPHEN
                                          P. KAVOURAS UNDER AGREEMENT
                                          DATED JULY 29, 1997


                                          By ______________________________
                                             Stephen P. Kavouras, Trustee


                                          And ____________________________
                                              Laura Burrow, Trustee


                                              ---------------------------------
                                              Walter A. Lyons


                                              ---------------------------------
                                              Darold L. Holden


                                              ---------------------------------
                                              Mavis Holden

                                              ---------------------------------
                                              Mrs. Michael Govotas


                                              ---------------------------------
                                              Daniel Andrew Kavouras


                                              ---------------------------------
                                              Larry Barnet Kavouras


                                              ---------------------------------
                                              Patricia K. Kavouras


                                              ---------------------------------
                                              Myron Hjermstead, Jr.


                                       15

                                              ---------------------------------
                                              Darlene Hjermstead


                                              ---------------------------------
                                              Paul Post


                                              ---------------------------------
                                              __________  Post


                                              ---------------------------------
                                              Dennis K. Sanford


                                              ---------------------------------
                                              Lynn M. Sanford


                                       16

                                   SCHEDULE 1



   Name and                                       Number of                               Portion of
Address Of Seller                                Shares Owned                           Purchase Price


Stephen P. Kavouras,                                   100                              $10,552,278
Trustee of the Stephen
P. Kavouras Revocable
Trust under Agreement
dated September 13, 1995
11400 Rupp Drive
Burnsville, MN  55337

Stephen P. Kavouras and                                 30                              $ 3,165,683
Laura Burrow, as Trustees
of the Irrevocable GST
Trust for Stephen P.
Kavouras under Agreement
dated July 29, 1997
11400 Rupp Drive
Burnsville, MN  55337

Walter A. Lyons, Ph.D., CCM                              7                              $   738,660
46050 Weld County Road 13
Ft. Collins, CO  80524

Darold L. Holden                                         5                              $   527,614
4232 Black Hawk Road
Eagan, MN  55122

Darold  and Mavis Holden                                 1/3                            $    35,174
4232 Black Hawk Road
Eagan, MN  55122

Mrs. Michael Govotas                                     4                                  422,091
620 Lynwood Drive
Benton Harbor, MT  49022


Daniel Andrew Kavouras                                   2                              $   211,046
6035 Forest Circle Drive
Brooksville, FL  34601

                                       17
                                    - 116 -

Larry Barnet Kavouras                                    2                              $   211,046
1906 N. 159th East
Wichita, KS  67230

Patricia K. Kavouras                                     2                              $   211,046
67 South Peak Road
Boulder, CO  80302

Myron and Darlene                                        1 1/12                         $   114,316
  Hjermstead, Jr.
8340 Eastwood Drive, N.E.
Mounds View, MN  55112

Paul Post                                                1                              $   105,523
2646 Richardson Street
Madison, WI  53711

Dennis K. and Lynn M. Sanford                            1                              $   105,523
                                                       ---                              -----------
13945 Thunderbird Road N
Prescott, AZ  86301

TOTALS                                                 155 5/12                         $16,400,000




                                       18

                                    EXHIBIT A



                               CLOSING CERTIFICATE


 The undersigned, being a Seller under that certain Stock Purchase Agreement (the "Stock Purchase Agreement") dated March ___, 1998, among the shareholders of Kavouras, Inc. (the "Company"), and Data Transmission Network Corporation (the "Buyer"), do hereby certify to the Buyer as follows:

         1. The undersigned has performed and complied in all material respects with all agreements, obligations, conditions and covenants contained in the Stock Purchase Agreement required to be performed and complied with by the undersigned at or prior to the date hereof and all representations and warranties of the undersigned set forth in the Stock Purchase Agreement are true and correct in all material respects as if made on and as of this date, as amended by any Disclosure Supplements.

         2. This certificate is given pursuant to Section 5.03(a) of the Stock Purchase Agreement.


         DATED as of ______________, 1998

                                           SELLER:


                                           ---------------------------------

                                           Printed Name:_____________________


                                       19
                                    - 118 -